UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): May 12, 2022

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 300 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 972-407-8400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	GBR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company []

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[]

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Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On May 12, 2022, New Concept Energy, Inc. (“GBR” or the “Company”) announced its operational results for the quarter ended March 31, 2022. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

Exhibit Designation	Description of Exhibit
99.1*	Press Release, dated May 12, 2022

       _________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 13, 2022

NEW CONCEPT ENERGY, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher
President and Chief Financial Officer

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Exhibit "99.1"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: New Concept Energy Inc. Investor Relations Gene Bertcher, (800) 400-6407 info@newconceptenergy.com

New Concept Energy, Inc. Reports First Quarter 2022 Results

Dallas (May 12, 2022) – New Concept Energy, Inc. (NYSE American: GBR), (the “Company” or “NCE”) a Dallas-based company, today reported Results of Operations for the first quarter ended March 31, 2022.

During the three months ended March 31, 2022, the Company reported a net income applicable to common shares for the three months ended March 31,2022 of $5,000, compared to net income from continuing operations of $79,000 for the three months ended March 31, 2021.

The Company reported net income from continuing operations of $79,000 for three months ended March 31, 2021, as compared to a net loss of ($34, 000) for the similar period in 2020.

At March 31, 2022, the Company reported current assets of $3.9 million and current liabilities of $96,000.

For the three months ended March 31, 2022 the Company had rental Income of $25,000 and management fee income of $20,000.

About New Concept Energy, Inc.

New Concept Energy, Inc. is a Dallas-based company which owns 190 acres of land located in Parkersburg, West Virginia. Located on the land are four structures totaling approximately 53,000 square feet. For more information, visit the Company’s website at www.newconceptenergy.com.

Contact:

New Concept Energy, Inc.

Gene Bertcher, (800) 400-6407

info@newconceptenergy.com

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NEW CONCEPT ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	March 31, 2022	December 31, 2021
Assets	(Unaudited)	(Audited)

Current assets
Cash and cash equivalents	$254	$252
Accounts Receivable	22	—
Note Receivable - related party	3,542	3,560
Other current assets	38	—
Total current assets	3,856	3,812

Property and equipment, net of depreciation
Land, buildings and equipment	640	643

Total assets	$4,496	$4,455

The accompanying notes are an integral part of these consolidated financial statements.

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NEW CONCEPT ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - CONTINUED
(dollars in thousands, except par value amount)

	March 31, 2022	December 31, 2021
	(Unaudited)	(Audited)
Liabilities and stockholders' equity

Current liabilities
Accounts payable - (including $8 and $3 due to related parties in 2022 and 2021)	$74	$28
Accrued expenses	22	32
Total current liabilities	96	60

Stockholders' equity
Preferred stock, Series B	1	1
Common stock, $.01 par value; authorized, 100,000,000 shares; issued and outstanding, 5,131,934 shares at March 31, 2022 and December 31, 2021	51	51
Additional paid-in capital	63,579	63,579
Accumulated deficit	(59,231)	(59,236)

Total shareholders' equity	4,400	4,395

Total liabilities & equity	$4,496	$4,455

The accompanying notes are an integral part of these consolidated financial statements.

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NEW CONCEPT ENERGY, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(amounts in thousands, except per share data)

	For the Three Months ended March 31,
	2022	2021
Revenue
Rent	$25	$26
Management fees	20	—
Total Revenues	45	26

Operating expenses
Operating expenses	12	18
Corporate general and administrative	80	74
Total Operating Expenses	92	92
Operating (loss)	(47)	(66)

Other income (expense)
Interest income from related parties	52	56
Interest expense	—	(2)
Other income (expense), net	—	91
	52	145

Earnings (loss) applicable to common shares	5	79

Net income (loss) per common share-basic and diluted	$0.01	$0.01

Weighted average common and equivalent shares outstanding - basic	5,132	5,132

The accompanying notes are an integral part of these consolidated financial statements.